                                               Filed Pursuant to Rule 424(b)(4)
                                                     Registration No. 333-47240


                              PROSPECTUS SUPPLEMENT

                        To Prospectus dated May 17, 2001
                             and supplemented by the
                          Prospectus Supplements, dated
                November 6, 2001, November 9, 2001, November 16, 2001,
               November 19, 2001, November 29, 2001, December 12, 2001,
                      December 20, 2001, January 9, 2002,
                 February 1, 2002, February 18, 2002, April 30, 2002,
                               November 18, 2002,
                    November 22, 2002, and December 13, 2002

                                       of

                                  FINDWHAT.COM


         MWCA Partnership ("MWCA") sold the following number of shares of our common stock on the dates and at the per share prices set forth below:

    o  5,000 shares on January 13, 2003 at $8.96 per share.

This sale was effected by Pond Equities Inc., as agent, at a total commission of $100.00. Immediately following these sales, MWCA beneficially owned no shares of our common stock..

         On January 10, 2003, the closing price per share of our common stock on the Nasdaq SmallCap Market was $8.79.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SHARES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

           The date of this Prospectus Supplement is January 13, 2003.